Exhibit 99.1

MARTIN MIDSTREAM PARTNERS REPORTS
SECOND QUARTER 2004 RESULTS

     KILGORE, Texas, August 3, 2004 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its results of operations for the second quarter ended June 30, 2004.

     MMLP reported net income for the second quarter of 2004 of $2.4 million, on revenues of $61.3 million, compared to net income for the second quarter of 2003 of $2.8 million, on revenues of $38.7 million. MMLP’s net income per limited partner unit for the second quarter of 2004 was $0.28, compared to net income per limited partner unit for the second quarter of 2003 of $0.39.

     MMLP reported net income for the six months ended June 30, 2004 of $6.1 million, on revenues of $130.3 million, compared to net income of $6.2 million, on revenues of $99.9 million, for the six months ended June 30, 2003. MMLP’s net income per limited partner unit for the six months ended June 30, 2004 was $0.72, compared to net income per limited partner unit for the six months ended June 30, 2003 of $0.84.

     The Company’s distributable cash flow for the second quarter of 2004 was $3.6 million, or 0.8 times the amount required under its partnership agreement to cover the minimum quarterly distribution of $4.2 million on its common and subordinated units for such quarter. The Company’s distributable cash flow for the six months ended June 30, 2004 was $8.5 million, or 1.0 times the amount required under its partnership agreement to cover the minimum quarterly distributions of $8.5 million on its common and subordinated units for such six month period. As previously announced, MMLP made cash distributions to its common and subordianted unitholders of $0.525 per unit in each of the first and second quarters of 2004. These distributions were in excess of the minimum quarterly distribution of $0.50 per unit under its partnership agreement. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information”. The Company has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.

     Included with this press release are MMLP’s Consolidated and Condensed Balance Sheets as of June 30, 2004 and December 31, 2003, its Consolidated and Condensed Statements of Operations for the three months and six months ended June 30, 2004 and 2003 and its Consolidated and Condensed Statements of Cash Flows for the six months ended June 30, 2004 and 2003. These financial statements should be read in conjunction with the information contained in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 3, 2004.

     Ruben S. Martin, President and Chief Executive Officer of Martin Midstream GP LLC, MMLP’s general partner, said “Although our six month distributable cash flow was sufficient to cover our minimum quarterly distributions during that period, our second quarter distributable cash flow fell somewhat below expectations. This was mainly due to reduced demand at our CF Martin Sulphur affiliate, weakness in the Gulf of Mexico exploration business, which is serviced by our terminals and marine transportation business, and softness in the asphalt distribution business in the Southeast. We are encouraged by our current activity levels in these areas and, based on current and anticipated operating and market conditions, we believe that our distibutable cash flow for the entire 2004 year should be sufficient to cover our current quarterly distributions for that period.”

Investors’ Conference Call

     An investors’ conference call to review the second quarter results will be held on Wednesday, August 4, 2004, at 4:00 p.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 6:00 p.m. Central Time on August 4, 2004 through 11:59 p.m. Central Time on August 12, 2004. The access codes for the conference call and the audio replay are as follows: Account No. 1628; Conference ID No. 113526. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.

About Martin Midstream Partners

     Martin Midstream Partners provides terminalling, marine transportation, distribution and midstream logistical services for producers and suppliers of hydrocarbon products and by-products, lubricants and other liquids. The Company also manufactures and markets sulfur-based fertilizers and related products and owns an unconsolidated non-controlling 49.5% limited partnership interest in CF Martin Sulphur L.P., which operates a sulfur storage and transportation business. MMLP operates primarily in the Gulf Coast region of the United States.

     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.

Forward-Looking Statements

     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

     MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash flow after it has satisfied the capital and related requirements of its operations. Distributable cash flow is not a measure of financial performance or liquidity under GAAP. It should not be considered in isolation or as an indicator of MMLP’s performance. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.

     The Company has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in its Consolidated and Condensed Statements of Operations), plus depreciation and amortization and amortization of deferred debt issue costs (as reported in its Consolidated and Condensed Statements of Cash Flows), less maintenance capital expenditures (as defined below), plus distributions from unconsolidated partnership (as reported in its Consolidated and Condensed Statements of Cash Flows), less equity in earnings from unconsolidated entities (as reported in its Consolidated and Condensed Statements of Operations). MMLP’s maintenance capital expenditures, along with its expansion capital expenditures, are components of payments for property, plant, and equipment included in its Consolidated and Condensed Statements of Cash Flows. For the three months ended June 30, 2004, MMLP had $27.0 million of capital expenditures and for the six months ended June 30, 2004, MMLP had $27.9 million of capital expenditures, $25.7 million of which consisted of expansion capital expenditures for both periods.

Contacts:

Robert D. Bondurant, Executive Vice President and Chief Financial Officer of MMLP’s general partner, Martin Midstream GP LLC, at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

		December 31,
	June 30, 2004	2003
	(Unaudited)	(Audited)
Assets
Cash	$5,310	$2,270
Accounts and other receivables, less allowance for doubtful accounts of $329 and $329	27,495	27,027
Product exchange receivables	94	1,783
Inventories	15,908	19,663
Due from affiliates	2,691	162
Other current assets	1,265	756

Total current assets	52,763	51,661

Property, plant, and equipment, at cost.	141,872	113,907
Accumulated depreciation	(34,773)	(30,946)

Property, plant and equipment, net	107,099	82,961

Goodwill	2,922	2,922
Investment in unconsolidated entities	21	318
Other assets, net	2,734	1,823

	$165,539	$139,685

Liabilities and Partners’ Capital
Trade and other accounts payable	$19,911	$17,366
Product exchange payables	4,875	7,222
Due to affiliates	169	560
Other accrued liabilities	1,869	1,645

Total current liabilities	26,824	26,793
Long-term debt	60,000	67,000
Other long-term obligation	366	—

Total liabilities	87,190	93,793

Partners’ capital	78,349	45,892
Commitments and contingencies

	$165,539	$139,685

These financial statements should be read in conjunction with the financial statements and accompanying notes and the other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 3, 2004.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenues:
Terminalling	$3,663	$1,789	$7,429	$3,269
Marine transportation	8,737	6,659	16,685	13,112
Product sales:
LPG distribution	38,656	23,455	84,822	68,718
Fertilizer	8,165	6,756	17,381	14,759
Terminalling	2,032	—	4,004	—

	48,853	30,211	106,207	83,477

Total revenues	61,253	38,659	130,321	99,858

Costs and expenses:
Cost of products sold:
LPG distribution	37,826	22,759	82,770	66,388
Fertilizer	7,245	5,887	14,757	12,646
Terminalling	1,673	—	3,323	—

	46,744	28,646	100,850	79,034
Expenses:
Operating expenses	7,623	4,860	14,960	9,931
Selling, general and administrative	2,121	1,615	4,036	3,132
Depreciation and amortization	1,966	1,176	3,872	2,323

Total costs and expenses	58,454	36,297	123,718	94,420

Operating income	2,799	2,362	6,603	5,438

Other income (expense):
Equity in earnings of unconsolidated entities	362	934	891	1,728
Interest expense	(758)	(496)	(1,462)	(1,048)
Other, net	19	23	28	39

Total other income (expense)	(377)	461	(543)	719

Net income	$2,422	$2,823	$6,060	$6,157

General partner’s interest in net income	$48	$56	$121	$123
Limited partners’ interest in net income	$2,374	$2,767	$5,939	$6,034
Net income per limited partner unit	$0.28	$0.39	$0.72	$0.84
Weighted average limited partner units	8,475,862	7,153,362	8,221,851	7,153,362

These financial statements should be read in conjunction with the financial statements and accompanying notes and the other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission August 3, 2004.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2004	2003
Cash flows from operating activities:
Net income	$6,060	$6,157
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,872	2,323
Amortization of deferred debt issuance costs	483	237
Equity in earnings of unconsolidated entities	(891)	(1,728)
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(468)	1,583
Product exchange receivables	1,689	870
Inventories	3,755	4,206
Due from affiliates	(2,529)	(321)
Other current assets	(509)	(237)
Trade and other accounts payable	2,545	(3,130)
Product exchange payables	(2,347)	1,448
Due to affiliates	(391)	240
Other accrued liabilities	192	(874)
Other	(41)	—

Net cash provided by operating activities	11,420	10,774

Cash flows from investing activities:
Payments for property, plant, and equipment	(2,232)	(858)
Acquisitions	(26,733)	—
Distributions from unconsolidated partnership	1,188	1,782

Net cash provided by (used in) investing activities	(27,777)	924

Cash flows from financing activities:
Payments of long-term debt	(34,000)	(2,000)
Proceeds from long-term debt	27,000	—
Cash distributions paid	(8,373)	(5,896)
General partner contribution	754	—
Follow on offering	34,016	—

Net provided by (used in) by financing activities	19,397	(7,896)

Net increase in cash and cash equivalents	3,040	3,802
Cash at beginning of period	2,270	1,734

Cash at end of period	$5,310	$5,536

Non-cash:
Financed portion of non-compete agreement	$398	$—

These financial statements should be read in conjunction with the financial statements and accompanying notes and the other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 3, 2004.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
(Dollars in thousands)
(Unaudited Non-GAAP Financial Measure)

	Three Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2004	2004
Net income	$2,422	$6,060
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	1,966	3,872
Amortization of deferred debt issue costs	240	483
Maintenance capital expenditures [1]	(1,301)	(2,232)
Distributions from unconsolidated partnership[2]	594	1,188
Equity in earnings of unconsolidated entities	(362)	(891)

Distributable cash flow	$3,559	$8,480

1 Maintenance capital expenditures, along with expansion capital expenditures, are components of payments for property, plant and equipment set forth in MMLP’s Consolidated and Combined Condensed Statements of Cash Flows. For the three months ended June 30, 2004, MMLP had $27.0 million of capital expenditures and for the six months ended June 30, 2004, MMLP had $27.9 million of capital expenditures, $25.7 million of which consisted of expansion capital expenditures for both periods.

2 Distributions from unconsolidated partnership represents distributions received by MMLP from CF Martin Sulphur, L.P., in which MMLP owns an unconsolidated non-controlling 49.5% limited partnership interest. As reported in MMLP’s Consolidated and Condensed Statements of Cash Flows, MMLP received distributions of $1.2 million for the six months ended June 30, 2004. MMLP received distributions of $0.6 million for the three months ended June 30, 2004.